                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           NOBLE DRILLING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           NOBLE DRILLING CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                       [NOBLE DRILLING CORPORATION LOGO]

                           NOBLE DRILLING CORPORATION
                        10370 RICHMOND AVENUE, SUITE 400
                              HOUSTON, TEXAS 77042

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 27, 2000


To the Stockholders of
  Noble Drilling Corporation:

      The annual meeting of stockholders of Noble Drilling Corporation, a Delaware corporation (the "Company"), will be held on Thursday, April 27, 2000, at 10:00 a.m., local time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:

            1. To elect three directors to the class of directors whose three-year term will expire in 2003; and

            2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 8, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only holders of record of Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for examination at the offices of the Company in Houston, Texas during normal business hours for a period of 10 days prior to the meeting.

      A record of the Company's activities during 1999 and financial statements for the fiscal year ended December 31, 1999 are contained in the accompanying 1999 Annual Report. The Annual Report does not form any part of the material for solicitation of proxies.

      All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to sign, date and mail the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a stockholder who has returned a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.


                                By Order of the Board of Directors

                                        Julie J. Robertson
                                            Secretary


Houston, Texas
March 23, 2000

                       [NOBLE DRILLING CORPORATION LOGO]

                           NOBLE DRILLING CORPORATION
                        10370 RICHMOND AVENUE, SUITE 400
                              HOUSTON, TEXAS 77042

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 2000

                                     GENERAL

      This proxy statement is furnished to stockholders of Noble Drilling Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy or voting instruction card is March 23, 2000.

PROXY CARDS AND VOTING INSTRUCTION CARDS

      If a proxy card is enclosed, it serves to appoint proxies for record holders of common stock, par value $.10 per share ("Common Stock"), of the Company. Shares represented by a proxy in such form, duly executed and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted for election of the directors named in the proxy. Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy.

      If a voting instruction card is enclosed, it serves as a voting instruction to the trustee of the Noble Drilling Corporation 401(k) Savings Plan, as amended (the "Savings Plan"), from the plan participant. The trustee under the Savings Plan will vote the shares of Common Stock credited to Savings Plan participants' accounts in accordance with such participants' instructions. If no such voting instructions are received from a participant, then, according to the terms of the Savings Plan, the trustee under the Savings Plan will vote the shares in such participant's account in its absolute discretion.

VOTING PROCEDURES AND TABULATION

      The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

      With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain "routine" items when they have not received instructions from beneficial owners. Brokers will have discretionary authority to vote on the scheduled item of business. Under applicable Delaware law, a broker non-vote (or other limited proxy) will have no effect on the outcome of the election of directors.

                                VOTING SECURITIES

      The only voting security of the Company outstanding is its Common Stock. Only holders of record of Common Stock at the close of business on March 8, 2000, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 132,602,991 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth as of December 31, 1999 information with respect to the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.



                 Name and Address of                                   Common Stock
                   Beneficial Owner                                 Beneficially Owned
                 -------------------                        ----------------------------------
                                                               Number               Percent of
                                                              of Shares               Class
                                                            -------------           ----------
AXA Financial, Inc....................................      16,068,550(1)             12.2%
1290 Avenue of the Americas
New York, New York 10104

Massachusetts Financial Services Company..............      13,661,308(2)             10.4%
500 Boylston Street
Boston, Massachusetts 02116

FMR Corp..............................................      12,979,534(3)              9.9%
82 Devonshire Street
Boston, Massachusetts 02109


--------------------

(1) According to a Schedule 13G (Amendment No. 4), dated February 14, 2000, filed with the Securities and Exchange Commission (the "SEC") by AXA Financial, Inc. jointly with AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle and AXA, the amount beneficially owned includes (i) 233,900 shares beneficially owned by The Equitable Life Assurance Society of the United States, with respect to which it has sole investment power and sole voting power, (ii) 15,796,975 shares beneficially owned by Alliance Capital Management L.P., with respect to which it has sole investment power and with respect to 5,960,725 shares of which it has sole voting power and 7,024,300 shares of which it has shared voting power, (iii) 10,575 shares beneficially owned by Donaldson, Lufkin & Jenrette Securities Corporation, with respect to which it has shared investment power, and (iv) 27,100 shares beneficially owned by Wood, Struthers & Winthrop Management Corporation, with respect to 22,100 shares of which it has sole investment power and with respect to 9,200 shares of which it has sole voting power.

(2) According to a Schedule 13G (Amendment No. 1), dated February 18, 2000, filed with the SEC, Massachusetts Financial Services Company has sole voting power with respect to 12,944,808 of such shares and sole investment power with respect to all of such shares.

(3) According to a Schedule 13G (Amendment No. 1), dated February 14, 2000, filed with the SEC by FMR Corp. jointly with Edward C. Johnson 3d and Abigail P. Johnson, the amount beneficially owned includes (i) 9,889,270 shares owned by several investment companies ("Funds") for which Fidelity Management & Research Company ("Fidelity") acts as investment adviser and (ii) 2,877,164 shares owned by Fidelity Management Trust Company ("FMTC") in its capacity as investment manager of certain institutional accounts. FMR Corp. is the parent of Fidelity and FMTC and is controlled by Edward C. Johnson 3d. Neither FMR Corp. nor Mr. Johnson has sole voting power with respect to the shares owned by the Funds. Mr. Johnson and FMR Corp., through its control of FMTC, each has sole investment power with respect to 2,877,164 of such shares and sole voting power with respect to 2,427,764 of such shares. Fidelity International Limited, acting as an investment adviser to non-U.S. investment companies and certain institutional investors, is the beneficial owner of 213,100 of such shares.

                              ELECTION OF DIRECTORS

    The Certificate of Incorporation and Bylaws of the Company provide for three classes of directors, with one-third of the directors constituting the Board being elected each year to serve a three-year term. Pursuant to the Company's Bylaws, the number of directors has been established by resolution of the Board at ten.

    The Board of Directors has nominated Robert D. Campbell, James C. Day and Marc E. Leland from the class of directors whose term expires at the 2000 annual meeting for re-election as directors of the Company to serve three-year terms expiring in 2003.

    The directors nominated for election this year will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. All duly submitted and unrevoked proxies in the form enclosed will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

    Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2000 annual meeting, is presented below.

                             NOMINEES FOR DIRECTORS

ROBERT D. CAMPBELL,
age 49, director since 1999            Mr. Campbell has served as President of
                                       the Company since January 1, 1999 and as a Director since February 4, 1999. Prior to January 1, 1999, Mr. Campbell practiced corporate and securities law as a senior shareholder with the law firm of Thompson & Knight, P.C. and served as general counsel to the Company for more than five years.

JAMES C. DAY,
age 56, director since 1983            Mr. Day has served as Chairman of the
                                       Board since October 22, 1992 and as Chief
                                       Executive Officer of the Company since
                                       January 1, 1984, and he served as
                                       President from January 1, 1984 to January
                                       1, 1999. From January 1983 until his
                                       election as President and Chief Executive
                                       Officer, Mr. Day served as Vice President of the Company. Mr. Day is also a director of Global Industries, Ltd.

MARC E. LELAND,
age 61, director since 1994            Mr. Leland has served since 1984 as
                                       President of Marc E. Leland & Associates,
                                       Inc., a company engaged in the business
                                       of providing financial advisory services.
                                       Mr. Leland is also a director of
                                       Chartwell Leisure Inc.

                        CLASS WHOSE TERM EXPIRES IN 2002

LAWRENCE J. CHAZEN,
age 59, director since 1994            Mr. Chazen has served since 1977 as Chief
                                       Executive Officer of Lawrence J. Chazen,
                                       Inc., a California registered investment adviser engaged in providing financial advisory services.

WILLIAM J. DORE,
age 57, director since 1997            Mr. Dore has served since 1973 as
                                       Chairman, President and Chief Executive
                                       Officer of Global Industries, Ltd., a
                                       company engaged in the business of
                                       offshore construction and support
                                       services.

WILLIAM A. SEARS,
age 65, director since 1998            Mr. Sears retired from his position as
                                       Director of Operations for British
                                       Petroleum Exploration ("BPX") in 1997,
                                       after serving with BPX in various
                                       positions since 1983.

                        CLASS WHOSE TERM EXPIRES IN 2001

MICHAEL A. CAWLEY,
age 52, director since 1985            Mr. Cawley has served as President and
                                       Chief Executive Officer of The Samuel
                                       Roberts Noble Foundation, Inc. (the
                                       "Foundation") since February 1, 1992,
                                       after serving as Executive Vice President of the Foundation since January 1, 1991.
                                       For more than five years prior to 1991,
                                       Mr. Cawley was the President of Thompson
                                       & Cawley, a professional corporation,
                                       attorneys at law; and Mr. Cawley
                                       currently serves as of counsel to the law firm of Thompson, Cawley, Veazey & Burns, a professional corporation. Mr. Cawley has served as a trustee of the Foundation since 1988 and is also a director of Noble Affiliates, Inc. and Panhandle
                                       Royalty Company.

TOMMY C. CRAIGHEAD,
age 71, director since 1988            Mr. Craighead is the President and owner
                                       of T. C. Craighead & Company (which is
                                       the general partner of The Joy Partners, Ltd.) and Astro Oil, Inc., all based in Ardmore, Oklahoma. He is also
                                       Vice-President of Tom-Sam, Inc. He has
                                       been an oil and gas lease broker and
                                       independent operator since 1962.

JAMES L. FISHEL,
age 68, director since 1989            Mr. Fishel retired as Vice President and
                                       Manager of Corporate Credit Operations of
                                       General Electric Capital Corporation
                                       ("GECC") in 1994, after serving with GECC in various positions since 1974. He is also a director of American Health
                                       Properties, Inc., which is a real estate investment company.

JACK E. LITTLE,
age 61, director since 2000            Mr. Little was President and Chief
                                       Executive Officer of Shell Oil Company,
                                       and a member of the Board of Directors
                                       and Chairman and Chief Executive Officer of Shell Exploration & Production Company for more than five years until his retirement in June 1999.

             ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

    During 1999 the Board of Directors held six meetings. The Company has standing audit, compensation, finance and nominating committees of the Board of Directors. The current members of the committees, number of meetings held by each committee in 1999, and a brief description of the functions performed by each committee are set forth below:

          Audit Committee (four meetings). William A. Sears, Chairman; Robert D. Campbell; Lawrence J. Chazen; and James L. Fishel. The primary responsibilities of the audit committee are to review with the Company's auditors the scope of the audit procedures to be applied in conducting the annual audit and the results of the annual audit. In addition, the audit committee has responsibility to provide oversight review to the management of the Company and its subsidiaries responsible for the periodic review of the Company's environmental policy statement and procedures and internal controls regarding compliance with applicable environmental laws and regulations and the establishment of a program for periodic compliance audits.

          Compensation Committee (four meetings). Tommy C. Craighead, Chairman; Michael A. Cawley; William J. Dore; and Marc E. Leland. The primary responsibilities of the compensation committee are to review and set the compensation levels of the officers of the Company, including those officers who are also directors, evaluate the performance of management, consider management succession and related matters, administer the annual compensation plans of the Company and administer the long-term incentive compensation plans of the Company.

          Finance Committee (five meetings). James L. Fishel, Chairman; Michael
    A. Cawley; and James C. Day. The primary responsibilities of the finance committee are to review and make recommendations to the Board of Directors with regard to the financial affairs and policies of the Company, including capital requirements and structure, share repurchase programs, dividend policy and long-range financial strategic planning.

          Nominating Committee (one meeting). Michael A. Cawley, Chairman; Lawrence J. Chazen; Tommy C. Craighead; and James C. Day. The primary responsibility of the nominating committee is to select and recommend nominees for director of the Company. The nominating committee will consider nominees recommended by stockholders entitled to vote for the election of directors, provided that such recommendations are made in accordance with the Bylaws of the Company. Generally, the Bylaws provide that a stockholder must deliver written notice to the Secretary of the Company not later than 90 days prior to the annual meeting naming such stockholder's nominee(s) for director and specifying certain information concerning such stockholder and nominee(s). Accordingly, stockholder nominee(s) for director to be presented at the 2001 annual meeting of stockholders must be received by the Company no later than January 19, 2001.

    Compensation Committee Interlocks and Insider Participation. The current members of the compensation committee identified above were the only persons who served on such committee during 1999. Mr. Day serves as an executive officer of certain wholly owned subsidiaries of the Company, and in some instances, one or more directors of these subsidiaries is also an executive officer of the Company. However, Mr. Day's compensation is set solely by the compensation committee of the Board of Directors of the Company, and he receives no additional compensation for performing duties as an executive officer of these subsidiaries. Neither Mr. Day nor any other officer or employee of the Company or its subsidiaries is a member of the Company's compensation committee.

COMPENSATION OF DIRECTORS

    Annual Retainer and Other Fees and Expenses. Non-employee directors are paid an annual retainer of $25,000, of which $5,000 is paid in Common Stock pursuant to the Equity Compensation Plan for Non-Employee Directors (the "Directors' Plan"). Under the Directors' Plan, non-employee directors may elect to receive the balance in Common Stock or cash. Non-employee directors receive a Board meeting fee of $1,000 and a committee meeting fee of $500. The chairman of a standing Board committee receives an additional $500 per committee meeting. A director who is an officer of the Company receives a fee of $100 for each Board meeting attended. The Company also reimburses directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.

    Non-Employee Director Stock Options. Under the 1992 Nonqualified Stock Option Plan for Non-Employee Directors (the "1992 Option Plan"), which was approved and ratified by stockholders at the 1993 annual meeting, non- employee directors receive a one-time grant of an option to purchase 10,000 shares of Common Stock. Thereafter, on the next business day after each annual meeting of stockholders of the Company, such directors receive an annual grant of an option to purchase 3,500 shares of Common Stock. The options are granted at fair market value on the grant date and are exercisable from time to time over a period commencing one year from the grant date and ending on the expiration of 10 years from the grant date, unless terminated sooner as described in the 1992 Option Plan.

EMPLOYMENT AGREEMENTS

    James C. Day, Robert D. Campbell and Julie J. Robertson, in their capacities as (i) Chairman and Chief Executive Officer, (ii) President and (iii) Corporate Secretary and Vice President - Administration, respectively, have each executed employment agreements with the Company. These employment agreements become effective upon a change of control of the Company (within the meaning set forth in the agreements) or a termination of employment in connection with or in anticipation of a change of control, and remain effective for three years thereafter.

    The agreements provide that if the officer's employment is terminated within three years after a change of control or prior to but in anticipation of a change of control, either (1) by the Company for reasons other than death, disability or "cause" (as defined in the agreement) or (2) by the officer for "good reason" (which term includes a diminution of responsibilities or compensation, or a determination by the officer to leave during the 30-day period immediately following the first anniversary of the change of control), the officer will receive: (a) any unpaid portion of his current salary and prorated portion of his highest bonus paid either in the last three years before the change of control or for the last completed fiscal year after the change of control (the "Highest Bonus"); (b) a lump sum payment equal to three times the sum of his annual base salary (based on the highest monthly salary paid in the 12 months prior to the change of control) and his Highest Bonus; (c) benefits to him and his family at least equal to those which would have been provided had the employment not been terminated for a three-year period; (d) any compensation previously deferred by the officer (together with any accrued interest or earnings thereon) and any accrued vacation pay; and
(e) a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under the qualified defined benefit retirement plan of the Company and its affiliated companies in which the officer is eligible to participate had the officer's employment continued for three years after termination over (ii) the actuarial equivalent of the officer's actual benefit under such plans. The agreements also require the Company to make an additional payment in an amount such that after the payment of all income and excise taxes, the officer will be in the same after-tax position as if no excise tax under Section 4999 of the Internal Revenue Code (the so-called Parachute Payment excise tax), if any, had been imposed.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth as of January 31, 2000 the beneficial ownership of Common Stock by each director of the Company, each "named executive officer" listed in the Summary Compensation Table appearing on page 10 of this proxy statement, and all directors and executive officers as a group.

                                                                       COMMON STOCK
                                                                    BENEFICIALLY OWNED (1)
                                                             --------------------------------
                                                              NUMBER               PERCENT OF
NAME                                                         OF SHARES             CLASS (2)
----                                                         ---------             ----------
Directors
Robert D. Campbell.....................................         88,389 (3)              --
Michael A. Cawley......................................      2,208,840 (3)(4)          1.7%
Lawrence J. Chazen.....................................         31,308 (3)              --
Tommy C. Craighead.....................................         90,405 (3)              --
James C. Day...........................................        716,566 (3)              .5%
William J. Dore........................................         62,678 (3)              --
James L. Fishel........................................         30,281 (3)              --
Marc E. Leland.........................................         60,402 (3)              --
Jack E. Little.........................................             --                  --
William A. Sears.......................................         23,808                  --

Named Executive Officers (excluding
  any director named above) and Group
Julie J. Robertson.....................................        219,719 (3)             0.2%
Steven A. Manz.........................................          6,691 (3)              --
Mark L. Mey............................................         43,705 (3)              --

All directors and executive
  officers as a group (13 persons).....................      3,582,792 (5)             2.7%


------------

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.

(2) The percent of class shown is less than one-tenth of one percent unless otherwise indicated.

(3) Includes shares attributable to shares of Common Stock not outstanding but subject to currently exercisable options, as follows: Mr. Campbell-- 25,000 shares; Mr. Cawley-- 27,500 shares; Mr. Chazen-- 20,500 shares; Mr. Craighead-- 27,500 shares; Mr. Day-- 455,832 shares; Mr. Dore-- 10,000 shares; Mr. Fishel-- 27,500 shares; Mr. Leland-- 20,500 shares; Mr. Sears-- 10,000 shares; Ms. Robertson-- 151,000 shares; Mr. Manz -- 6,266 shares; and Mr. Mey-- 41,999 shares.

(4) Includes 2,174,639 shares held of record by the Foundation. Mr. Cawley, as President and Chief Executive Officer and a trustee of the Foundation, may be deemed to beneficially own, and have voting and investment power with respect to, the 2,174,639 shares held by the Foundation. As one of the 10 members of the board of trustees of the Foundation, Mr. Cawley does not represent sufficient voting power on the Foundation's board of trustees to determine voting or investment decisions with respect to the 2,174,639 shares. Mr. Cawley disclaims any pecuniary interest in the 2,174,639 shares.

(5) Includes 823,597 shares not outstanding but subject to currently exercisable options and 2,174,639 shares held of record by the Foundation. See footnotes (3) and (4) above.

                             EXECUTIVE COMPENSATION

      The following report of the compensation committee on executive compensation and the information herein under "Executive Compensation--Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

To the Stockholders
of Noble Drilling Corporation:

      As members of the compensation committee (the "Committee") of the Board of Directors, it is our responsibility to review and set the compensation levels of the Company's Chief Executive Officer ("CEO") and other executives, evaluate the performance of management, and consider management succession and related matters. In addition, we administer the annual and long-term incentive compensation plans of the Company. All decisions by the Committee relating to the compensation of executive officers are reviewed by the full Board, except for decisions about grants or awards under the 1991 Stock Option and Restricted Stock Plan (the "Option Plan") of the Company, which are made solely by the Committee in accordance with the terms of the Option Plan.

      The Company has retained the services from time to time of Towers Perrin and William M. Mercer, Incorporated ("Mercer"), management and compensation consulting firms, to assist the Committee in the performance of its responsibilities. The Committee considers information with respect to the reasonableness of compensation paid to senior officers of the Company, as well as all employees of the Company and its subsidiaries in managerial positions. The Committee also takes into account how compensation compares to compensation paid by competitors in the Company's industry as well as the performance of the Company. Members of the Committee review results of compensation surveys provided by Towers Perrin, Mercer and others.

COMPENSATION POLICIES AND PROGRAMS

      The compensation policies of the Company, set by management and supported by the Committee, focus on enhancing stockholder value. Specific policies are designed to attract, motivate and retain persons of high quality who will have the skill, training and dedication to assist the Company to achieve its corporate goals. The executive compensation program for 1999 consisted of three elements: base salary, annual incentive bonus, and long-term incentive through the granting of stock options and awarding of restricted stock pursuant to the Option Plan.

      Base Salary: Base salary for executive officers is determined principally by competitive factors and the marketplace. The policy of the Committee is generally to set base salary levels for positions at approximately the median levels determined from survey information for positions deemed comparable by the Committee.

      Annual Incentive Bonus: The compensation policy of the Company is that a part of the annual compensation of each officer be related to and contingent upon the performance of the Company, as well as the individual contribution of each officer. The short-term incentive compensation plan of the Company (the "STIP") is available to all full-time employees of the Company or its subsidiaries in salary classifications 18 and higher who have completed one year of service at the close of the plan year (December 31). The bonus earned by employees with less than two years of service is prorated based on the number of full months served. The target bonus for an employee is the base salary at year end of such employee multiplied times the percentage factor assigned to such employee's salary classification. Target percentage factors range from 10 to 75 percent, with a factor of 75 percent for the CEO and a maximum factor for an executive officer other than the CEO of 55 percent.

      Annual performance goals for the Company for 1999 were weighted with respect to two criteria as follows: net income (50 percent) and cash flow from operations (50 percent). The divisions' goals for 1999 were weighted with respect to four criteria: safety results (40 percent), net income (20 percent), cash flow from operations (20 percent) and budgeted capital expenditures (20 percent).

      Each goal weighting percentage is subject to adjustment within a range of zero for achievement of less than 75 percent of the goal to 200 percent for achievement of greater than 135 percent of the goal. The combined, weighted goal achievement is then determined within a range of zero for achievement of less than 75 percent of the goal to 200 percent for achievement of more than 135 percent of the goal. The target bonus for employees of divisions is also adjusted to reflect the combined percentage of achievement of all assigned goals using the ratio of 50 percent for operating region goal achievement and 50 percent for Company goal achievement. The bonus amount is then determined by multiplying the target bonus times the applicable multiplier. Using these percentages, the bonus received by the CEO will not exceed 150 percent of his salary and the bonus received by any executive officer other than the CEO will not exceed 110 percent of his salary.

      Long-term Incentive Compensation: It is also the compensation policy of the Company to use stock options and restricted stock as a means of furnishing longer-term incentives to officers and other employees of the Company and its subsidiaries. Under the Option Plan, which was approved by stockholders at the 1991 annual meeting and amended with stockholder approval in 1994, 1997 and 1999, the Company has flexibility in creating options and awarding restricted stock.

      On January 1, 1999, the Committee awarded 15,000 shares of restricted stock to an executive officer of the Company who joined the Company at that time. The shares of restricted stock are subject to vesting/forfeiture provisions over a three-year period and continuous employment by the awardee. The Common Stock had a fair market value at the date of such award of $12.94. On October 28, 1999, the Committee awarded an aggregate of 230,000 shares of restricted stock to a total of six employees, including three executive officers of the Company. The shares of restricted stock are subject to vesting/forfeiture provisions over a five-year period and continuous employment by the awardee. The Common Stock had a fair market value at the date of such award of $21.44 per share.

      On January 1, 1999, the Committee granted stock options to the executive officer of the Company who joined the Company at that time. On October 28, 1999, the Committee granted stock options to officers of the Company. Each officer received stock options that were based on his or her responsibilities and relative position in the Company. All stock options in 1999 were granted with an exercise price of fair market value at the date of grant. One-third of the stock options granted in January and October vest annually commencing on the first anniversary of the date of the grant.

1999 COMPENSATION OF CEO

      The 1999 salary of the CEO was determined by the Committee in October 1997 as a function of performance and competitive industry factors as provided by Towers Perrin. At the recommendation of the CEO, the Committee did not grant the CEO an increase in salary during 1998. Additionally in 1998, although a bonus under the STIP was earned by the CEO, it was the recommendation of the CEO that bonuses not be granted to officers of the Company due to the fact that not all divisions had met the goals under the STIP. In October 1999, the Committee approved an increase in salary for the CEO to $600,000 per year, effective November 1, 1999, based upon competitive and financial data presented by Towers Perrin. The calculated bonus paid to the CEO for 1999 under the STIP, applying the performance goals criteria and adjustment factors discussed above under "Compensation Policies and Programs - Annual Incentive Bonus," was $675,000. All divisions of the Company met or exceeded the performance goals under the STIP in 1999.

      On October 28, 1999, the Committee granted the CEO an option to purchase 100,000 shares of Common Stock pursuant to the Option Plan. In granting these options, the Committee relied upon competitive data provided by Towers Perrin and its own assessment of the Company's 1999 results of operations under the CEO's leadership. Pursuant to the above-described policies and programs regarding restricted stock awarded under the Option Plan, the Committee awarded the CEO 75,000 shares of restricted stock in October 1999.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      Section 162(m) of the Internal Revenue Code contains provisions which could limit the deductibility of certain compensation payments to the Company's executive officers. The Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance- based compensation. The policy of the Company is to design its compensation programs generally to preserve the tax deductibility of compensation paid to its executive officers. The Committee could determine, however, taking into consideration the burdens of compliance with Section 162(m) and other relevant facts and circumstances, to pay compensation that is not fully deductible, if the Committee believes such payments are in the Company's best interests.

SUMMARY

      The members of the Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executive officers are to be rewarded commensurately. The members of the Committee believe that compensation levels during 1999 adequately reflect the compensation goals and policies of the Company.

March 17, 2000                                  COMPENSATION COMMITTEE

                                                Tommy C. Craighead, Chairman
                                                Michael A. Cawley
                                                William J. Dore
                                                Marc E. Leland

      The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and each other person who is an executive officer of the Company whose combined salary and bonus for 1999 exceeded $100,000 (collectively, the "named executive officers") for the years indicated.


                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                           ANNUAL COMPENSATION                            AWARDS
                                     -----------------------------  -------------------------------------------------
                                                                                   SECURITIES   VALUE OF
                                                           OTHER                   UNDERLYING   LONG TERM
                                                           ANNUAL   RESTRICTED      OPTIONS     INCENTIVE   ALL OTHER
       NAME AND                                            COMPEN-    STOCK        (NUMBER OF      PLAN      COMPEN-
  PRINCIPAL POSITION         YEAR     SALARY     BONUS     SATION   AWARDS(1)      SHARES)(2)    PAY-OUTS    SATION
  ------------------         ----    --------   --------   -------  ----------     ----------   ---------   ---------
James C. Day,                1999    $537,500   $675,000   $7,161   $1,556,250        100,000    $475,930    $14,076 (3)
Chairman and CEO             1998    $525,000   $      0   $6,995   $  960,500        250,000    $760,296    $15,654
                             1997    $504,167   $393,750   $4,918   $        0        175,000    $470,459    $16,404


Robert D. Campbell,          1999    $327,500   $280,500   $    0   $1,231,600        140,000    $      0    $ 8,272 (3)
President

Byron L. Welliver,           1999    $210,833   $      0   $1,234   $        0              0    $165,066    $10,424 (5)
Senior Vice President--      1998    $230,000   $      0   $3,359   $  302,275        120,000    $237,008    $11,134
Finance, Treasurer and       1997    $217,500   $126,500   $3,181   $        0         54,000    $129,375    $11,015
Controller (4)

Julie J. Robertson,          1999    $157,500   $114,750   $   0    $  622,500         45,000    $ 57,579    $ 9,365 (5)
Vice President--             1998    $155,000   $      0   $   0    $  341,825        110,000    $ 78,126    $ 9,300
Administration and           1997    $138,333   $ 69,750   $   0    $        0         37,000    $ 43,108    $ 8,300
Corporate Secretary

Mark L. Mey,                 1999    $ 95,832   $ 45,000   $    0   $        0          7,500    $      0    $ 2,976 (5)
Director of Internal         1998    $ 95,000   $  7,500   $    0   $        0         35,000    $ 25,467    $ 3,990
Audit and Special            1997    $ 85,333   $ 28,500   $    0   $        0         18,000    $ 32,344    $ 3,584
Projects

Steven A. Manz,              1999    $ 76,542   $ 47,250   $    0   $        0         15,000    $      0    $ 3,215 (5)
Director of Accounting       1998    $ 70,000   $  7,500   $    0   $        0         13,000    $      0    $ 2,940
and Investor Relations       1997    $ 63,700   $ 10,500   $    0   $        0          1,600    $      0    $ 2,675


-------------------

(1) Dollar values of awards of Restricted Shares shown in the table for 1999 represent restricted stock awards made during 1999. Mr. Campbell was awarded 15,000 restricted shares on January 1, 1999, with a value based on the closing price of the Common Stock on December 31, 1998 ($12.94). One-third of such Restricted Shares, which are not subject to performance-based conditions, vested on January 1, 2000, and one-third of the Restricted Shares will vest on each of January 1, 2001 and 2002. Restricted Shares were also awarded on October 28, 1999. The dollar values of such awards of Restricted Shares are based on the closing price of the Common Stock on October 28, 1999 ($20.75), and represent the following number of shares: Mr. Day - 75,000 shares; Mr. Campbell - 50,000 shares; and Ms. Robertson - 30,000 shares. One-fifth of such Restricted Shares, which are not subject to performance-based conditions, will vest on each of October 28, 2000, 2001, 2002, 2003 and 2004.

(2) Options represent the right to purchase shares of Common Stock at a fixed price per share.

(3) Consists of Company (or subsidiary) contributions to a defined contribution plan (and unfunded, nonqualified excess benefit plan), term life insurance premiums and directors' fees, respectively, as follows: Mr. Day - $9,600, $3,976 and $500; and Mr. Campbell - $7,858, $414 and $500.

(4)  Mr. Welliver retired from the Company in November 1999.

(5) Consists of Company (or subsidiary) contributions to a defined contribution plan (and unfunded, nonqualified excess benefit plan) and term life insurance premiums, respectively as follows: Mr. Welliver - $9,600 and $824; Ms. Robertson - $9,365 and $0; Mr. Mey - $2,976 and $0; and Mr. Manz
     - $3,215 and $0.

     The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 1999 to each of the named executive officers.

                            OPTION/SAR GRANTS IN 1999


                                                INDIVIDUAL GRANTS
                             -------------------------------------------------------
                              NUMBER OF        PERCENT OF                                 POTENTIAL REALIZABLE VALUE AT
                              SECURITIES         TOTAL                                               ASSUMED
                              UNDERLYING        OPTIONS                                    ANNUAL RATES OF STOCK PRICE
                               OPTIONS          GRANTED        EXERCISE                    APPRECIATION FOR OPTION TERM
                               GRANTED             TO           PRICE       EXPIRA-                    (1)
                             (NUMBER OF        EMPLOYEES         PER          TION        -----------------------------
NAME                           SHARES)          IN 1999         SHARE         DATE          5% (4)            10% (5)
----                         -----------       ----------      --------     --------      ----------        -----------
James C. Day                 100,000 (2)          6.47%         $21.44      10/28/09      $1,348,500        $3,417,000

Robert D. Campbell            75,000 (3)          4.20%         $12.53      01/01/09      $  591,000        $1,497,750
                              65,000 (2)          4.85%         $21.44      10/28/09      $  876,500        $2,221,000

Julie J. Robertson            45,000 (2)          2.91%         $21.44      10/28/09      $  606,750        $1,537,500

Mark L. Mey                    7,500 (2)          .48%          $21.44      10/28/09      $  101,000        $  256,250

Steven A. Manz                15,000 (2)          .97%          $21.44      10/28/09      $  202,250        $  512,500


---------------------

(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

(2) Amounts represent a single grant of options on October 28, 1999. One-third of the options becomes exercisable on each of October 28, 2000, 2001 and 2002.

(3) Amount represents a single grant of options on January 1, 1999. One-third of the options became exercisable on January 1, 2000, and one-third becomes exercisable on each of January 1, 2001 and 2002.

(4) Reflects an assumed market price per share of Common Stock of $20.41 for the grant made in January and $34.92 for the grants made in October.

(5) Reflects an assumed market price per share of Common Stock of $32.50 for the grant made in January and $55.61 for the grants made in October.

      The following table sets forth certain information with respect to the exercise of options to purchase Common Stock and SARs during the year ended December 31, 1999, and the unexercised options held at December 31, 1999 and the value thereof, by each of the named executive officers.

                     AGGREGATED OPTION/SAR EXERCISES IN 1999
                         AND 12/31/99 OPTION/SAR VALUES

                                                              NUMBER OF                      VALUE OF
                                                             SECURITIES                     UNEXERCISED
                          SHARES                             UNDERLYING                    IN-THE-MONEY
                         ACQUIRED                          OPTIONS/SARS AT                OPTIONS/SARS AT
                        ON EXERCISE                       12/31/99 (SHARES)                   12/31/99
                          (NUMBER        VALUE      ---------------------------    ----------------------------
       NAME             OF SHARES)     REALIZED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------     -----------   -----------   -----------   -------------    -----------    -------------
James C. Day               204,000    $ 4,348,146       393,332         331,668     $  6,751,4       $3,558,747
Robert D. Campbell              --    $        --            --         140,000     $       --       $2,251,650
Byron L. Welliver           70,000    $ 1,560,800           n/a             n/a     $      n/a       $      n/a
Julie J. Robertson           6,800    $   137,376       128,666         133,334     $2,404,226       $1,455,056
Mark L. Mey                  6,167    $   108,212        32,665          37,835     $  427,217       $  350,788
Steven A. Manz               1,334    $    12,590         5,266          24,334     $   63,095       $  280,125

DEFINED BENEFIT PLANS

      The defined benefit plans of the Company that cover its executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of 10-year certain and life annuity.

                               PENSION PLAN TABLE

                                                          ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
                                                AT AGE 65 AFTER COMPLETION OF THE FOLLOWING YEARS OF SERVICE (2)
            FIVE-YEAR AVERAGE              -----------------------------------------------------------------------
         ANNUAL COMPENSATION (1)              15                  20                   25                    30
      ----------------------------         --------            --------             --------              --------
      $  125,000..................         $ 30,000            $ 40,000             $ 50,000              $ 60,000
         200,000..................           48,000              64,000               80,000                96,000
         300,000..................           72,000              96,000              120,000               144,000
         400,000..................           96,000             128,000              160,000               192,000
         600,000..................          144,000             192,000              240,000               288,000
         800,000..................          192,000             256,000              320,000               384,000
       1,000,000..................          240,000             320,000              400,000               480,000
       1,400,000..................          336,000             448,000              560,000               672,000


----------------------

(1) Benefit amounts under the Noble Drilling Salaried Employees' Retirement Plan (and unfunded, nonqualified excess benefit plan) are based on an employee's vested percentage, average monthly compensation and number of years of benefit service (maximum 30 years). The average monthly compensation is defined in the plan generally to mean the participant's average monthly rate of compensation from the Company for the five successive calendar years which give the highest average monthly rate of compensation for the participant. Plan compensation is defined (with certain exceptions) to mean basic compensation, bonuses, commissions and overtime pay, exclusive of extraordinary compensation but prior to reduction for any compensation deferred under a cash or deferred arrangement qualifying under Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended. Accordingly, the amounts reported in the Summary Compensation Table included elsewhere herein under the table caption "Annual Compensation" approximate plan compensation for 1999.

(2) Retirement benefits shown above are calculated using 1.6 percent of final average pay multiplied by years of service. This slightly overstates the benefit since that part of the final average pay that is below the Social Security "covered compensation" level should be multiplied by 1.0 percent instead of 1.6 percent. "Covered compensation" is the average of the Social Security Wage Bases during the 35-year period ending with the year the employee reaches Social Security Retirement Age. The amount of benefit shown is not subject to deductions for Social Security.

      As of December 31, 1999, the named executive officers had the following approximate credited years of service for retirement purposes: Mr. Day--21; Mr. Campbell--1; Ms. Robertson--10; Mr. Mey-- 5; and Mr. Manz-- 4.

PERFORMANCE GRAPH

      The following graph sets forth the cumulative total stockholder return for the Common Stock, the NYSE Stock Market Index (U.S. Companies), and a Competitor Group Index for the years indicated as prescribed by the SEC's rules.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
            AMONG NOBLE DRILLING CORPORATION, NYSE STOCK MARKET INDEX
                 (U.S. COMPANIES) AND COMPETITOR GROUP INDEX(2)

                                     [GRAPH]



                                      1994            1995            1996            1997            1998            1999
                                      ----           -----           -----           -----           -----           -----
Company                                100           153.2           338.3           521.3           220.2           557.4
Competitor Group Index (3)             100           201.8           455.1           607.5           190.5           378.7
NYSE Stock Market Index                100           135.6           164.4           218.4           262.0           288.0
(U.S. Companies)


(1) Total return assuming reinvestment of dividends. Assumes $100 invested on January 1, 1995 in Common Stock, NYSE Stock Market Index (U.S. Companies) and a Company constructed competitor group index.

(2)  Fiscal year ending December 31.

(3) In accordance with the SEC's rules, the Company has elected to select a group of peer companies on an industry basis for comparison purposes. The competitor group is composed of seven industry participants: Atwood Oceanics, Inc., Energy Service Company, Inc. (ENSCO), Global Marine Inc., Marine Drilling Companies, Inc., R & B Falcon Corporation, Rowan Companies, Inc. and Santa Fe International Corporation. Because Cliffs Drilling Company was merged into R & B Falcon Corporation as of December 1, 1998, it has been deleted from the peer group used in the Company's proxy statement for the 1999 annual meeting. Santa Fe International Corporation was added to the peer group for 1998, effective from the date its shares became listed for trading (June 10, 1997), and has replaced Cliffs Drilling Company. Total return calculations were weighted according to the respective company's market capitalization.

SUPPLEMENTAL PERFORMANCE GRAPH

      The Company has elected to include a supplemental performance graph which compares the cumulative total stockholder return for the Common Stock, the NYSE Stock Market Index (U.S. Companies) and a Competitor Group Index for the period indicated below.

              COMPARISON OF TWELVE YEAR CUMULATIVE TOTAL RETURN(1)
            AMONG NOBLE DRILLING CORPORATION, NYSE STOCK MARKET INDEX
                (U.S. COMPANIES) AND COMPETITOR GROUP INDEX(2)


                                     [GRAPH]



                              1987    1988    1989    1990    1991    1992    1993    1994    1995    1996    1997    1998    1999
                              ----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Company                        100   121.9   231.3   181.3    78.1   110.9   218.8   146.9   225.0   496.9   765.6   323.4   818.8
Competitor Group Index (3)     100    89.2   161.7   142.5    80.8    75.9   130.0   105.4   212.7   479.7   640.3   200.8   399.2
NYSE Stock Market Index        100   117.6   152.5   145.6   191.2   208.0   229.7   229.7   311.3   377.6   501.6   601.8   659.6
(U.S. Companies)


(1) Total return assuming reinvestment of dividends. Assumes $100 invested on January 1, 1988 in Common Stock, NYSE Stock Market Index (U.S. Companies) and a Company constructed competitor group index.

(2)  Fiscal year ending December 31.

(3) In accordance with the SEC's rules, the Company has elected to select a group of peer companies on an industry basis for comparison purposes. The competitor group is composed of seven industry participants: Atwood Oceanics, Inc., Energy Service Company, Inc. (ENSCO), Global Marine Inc., Marine Drilling Companies, Inc., R & B Falcon Corporation, Rowan Companies, Inc. and Santa Fe International Corporation. Because Cliffs Drilling Company was merged into R & B Falcon Corporation as of December 1, 1998, it has been deleted from the peer group used in the Company's proxy statement for the 1999 annual meeting. Santa Fe International Corporation was added to the peer group for 1998, effective from the date its shares became listed for trading (June 10, 1997), and has replaced Cliffs Drilling Company. Total return calculations were weighted according to the respective company's market capitalization.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of such stock. Directors, officers and beneficial owners of more than 10 percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its directors, officers and beneficial owners of more than 10 percent of its Common Stock were complied with.


                                    AUDITORS

      The Board of Directors has appointed PricewaterhouseCoopers LLP, which has audited the Company's financial statements since 1994, to audit the financial statements of the Company for the year ending December 31, 2000. Such appointment will not be submitted to stockholders for ratification or approval. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.


                     STOCKHOLDER PROPOSALS AND OTHER MATTERS

      Stockholder proposals for inclusion in the Company's proxy materials in connection with the 2001 annual meeting of stockholders, which is currently scheduled to be held on April 25, 2001, must be received by the Company at its office in Houston, Texas, addressed to the Secretary of the Company, no later than November 17, 2000. Stockholders who intend to present a proposal at the 2001 annual meeting of stockholders without inclusion of such proposal in the Company's proxy materials must provide notice of such proposal to the Company not later than 90 days prior to the meeting in the case of proposals to nominate persons for election to the Board of Directors and not less than 60 nor more than 120 days in advance of the meeting for all other stockholder proposals.

      The cost of solicitation of proxies will be borne by the Company. The Company has employed Corporate Investor Communications, Inc. to solicit proxies from brokers, bank nominees, institutional holders and individual holders for use at the meeting at a fee not to exceed $5,500 plus certain expenses. In addition, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile telecommunication or telegraph.

      The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.

                                     NOBLE DRILLING CORPORATION

                                            James C. Day
                                            Chairman and
                                       Chief Executive Officer
Houston, Texas
March 23, 2000

                           NOBLE DRILLING CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




        The undersigned hereby appoints James C. Day and Robert D. Campbell, and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Noble Drilling Corporation (the "Company") standing in the name of the undersigned on March 8, 2000, at the annual meeting of stockholders to be held on April 27, 2000 at 10:00 a.m. in Houston, Texas, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

1.   ELECTION OF DIRECTORS   FOR all nominees listed below    WITHHOLD AUTHORITY
                             (except as marked to the         to vote for all
                             contrary below)  [ ]             nominees listed
                                                              below  [ ]

          ROBERT D. CAMPBELL          JAMES C. DAY                MARC E. LELAND

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

     ---------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

     THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEM 1.

     The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.




                                  Dated:__________________________________, 2000


                                  ______________________________________________


                                  ______________________________________________
                                  Signature(s) of Stockholder(s)

                                  This proxy should be signed exactly as your name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

                                  Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.







                                       2